Exhibit 10.2

HOUSTON WIRE & CABLE COMPANY
2006 STOCK PLAN
(As Amended and Restated Effective March 1, 2015)

FORM OF DIRECTOR
NONQUALIFIED STOCK OPTION AGREEMENT

[DATE]

[NAME]

[ADDRESS]

Dear [NAME]:

I am pleased to inform you that on [DATE], pursuant to the Houston Wire & Cable Company 2006 Stock Plan, as amended and restated effective March 1, 2015 (the “Plan”), the Board of Directors (the “Board”) of Houston Wire & Cable Company (the “Company”) granted to you a Non-Qualified Stock Option (the “Option”) to acquire shares of common stock, par value $0.01 per share (“Shares”), of the Company. This letter agreement constitutes your Stock Option Agreement under the Plan with respect to the Option.

1.          Option Grant. On [DATE] (the “Date of Grant”), you were granted the Option to purchase, subject to the terms and conditions of this Stock Option Agreement and the Plan, all or any part of [NUMBER OF SHARES] Shares at a price of [$____] per Share. The number of Shares and the price per Share are subject to adjustment, as provided in the Plan.

2.          Term. The term of the Option shall be for a period of ten years from the date hereof and shall expire at the close of regular business hours at the Company’s principal office, Houston Wire & Cable Company, 10201 North Loop East, Houston, Texas 77029 on the last day of the term of the Option, unless the Option terminates earlier as herein provided. Notwithstanding the foregoing, (a) if your service as a member of the Board terminates for any reason other than your death or Disability, the then vested portion of the Option shall continue to be exercisable until the earlier of (i) the 60th day after the date of such termination or (ii) ten years after the date hereof, and (b) if your service as a member of the Board terminates due to your death or Disability, the then vested portion of the Option shall continue to be exercisable until the earlier of (i) 12 months after the date of such termination or (ii) ten years after the date hereof. In any event, any portion of the Option that is not vested as of the date of termination of your service shall expire as of such date and shall not be exercisable. “Disability” means that, in the sole judgment of the Committee, you are (x) unable to perform your duties with the Company for 60 consecutive days or 90 cumulative days during any six-month period or (y) eligible for long-term disability benefits under the Company’s plans, programs or policies, in either case as a result of injury, mental illness or physical illness.

3.          Vesting. Subject to the other terms and conditions of this Stock Option Agreement and the Plan, the Option shall vest entirely on [DATE]. This Option may be exercised only to the extent, if any, that it is then vested.

4.          Exercise. You may not exercise any vested portion of this Option more than once in any calendar year without the Company’s prior written consent and the Option may not be exercised after it expires or terminates as provided in paragraph 2. The Option may be exercised by giving written notice (in a form substantially similar to Appendix A attached hereto) to the Treasurer of the Company at its principal office, stating the number of Shares with respect to which the vested Option is being exercised and tendering payment for the full purchase price of such Shares. The purchase price must be paid in cash, unless another method is authorized by the Committee. You are responsible for the payment of any taxes (other than stock transfer taxes) arising in connection with the issuance or transfer of Shares pursuant to the Option and will promptly pay any taxes required to be collected or withheld by the Company or its subsidiary upon the Company’s or such subsidiary’s demand.

5.          Insider Trading Policy. The exercise of the Option and any sale of the Shares issuable upon such exercise are subject to the provisions of the Company’s Insider Trading Policy, as in effect from time to time.

6.          Nontransferability. You may not transfer, sell, pledge, encumber or otherwise dispose of the Option, except that you may, with the prior written approval of the Committee, transfer the Option to the following persons or entities: (i) immediate family members, (ii) custodianships under the Uniform Transfers to Minors Act or any similar statute, (iii) trusts for the benefit of any immediate family member, (iv) trusts created by you for your primary benefit, and (v) upon termination of a custodianship under the Uniform Transfers to Minors Act or similar statute or the termination of a trust by the custodian or trustee thereof, or the partial or complete liquidation of an entity, to the person or persons who, in accordance with the terms of such custodianship, trust or entity, are entitled to receive Options held in custody, trust or by the entity.

7.          Plan Governs. The terms of this Stock Option Agreement shall be subject to the terms of the Plan. If there is any inconsistency between the terms of this Stock Option Agreement and the terms of the Plan, the Plan’s terms shall govern. All capitalized terms shall have the meanings ascribed to them in the Plan, unless otherwise set forth herein. A copy of the Plan is attached hereto and the terms of the Plan are hereby incorporated by reference.

8.          Stockholder Status. This Stock Option Agreement does not confer upon you or any holder hereof any right as a stockholder of the Company prior to the issuance of Shares pursuant to the exercise of the Option.

9.          Acceptance. The exercise of the Option is conditioned upon your acceptance of this Stock Option Agreement and your return of an executed copy to the Treasurer of the Company within 30 days after receipt hereof.

HOUSTON WIRE & CABLE COMPANY

By:

Its:

AGREED AND ACCEPTED

I acknowledge receipt of the Houston Wire & Cable Company 2006 Stock Plan, as amended and restated effective March 1, 2015 (the “Plan”) and hereby accept this Nonqualified Stock Option subject to all the terms and conditions thereof. I agree to accept as binding, conclusive and final all decisions and interpretations of the Board or the Committee regarding any questions arising under the Plan or this Stock Option Agreement.

Dated:

Print Name:

Signature:

APPENDIX A

Houston Wire & Cable Company

10201 North Loop East

Houston, Texas 77029

Attn: Treasurer

NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION

I hereby give notice of my election to exercise, to the extent stated below, the nonqualified stock option (“Option”) granted to me on [DATE] to purchase [NUMBER OF SHARES] shares of common stock, par value $0.01 per share, of Houston Wire & Cable Company (“Shares”) at a price of [$____] per Share, pursuant to the HOUSTON WIRE & CABLE COMPANY 2006 STOCK PLAN. I hereby elect to exercise such Option to the extent of ________________ Shares. Payment in the amount of $__________ equal to the full purchase price of such Shares is enclosed.

Dated:
(signature)

(printed name)

(address)

(city, state, zip code)

(Social Security Number)

THIS DOCUMENT IS TO BE USED TO EXERCISE YOUR STOCK OPTIONS.